Exhibit 99.1

Digital Health Acquisition Corp. Announces

Extension of Deadline to Complete Initial Business Combination

Boca Raton, FL, February 2, 2023 - Digital Health Acquisition Corp. (the “Company” or “Digital Health”) (NASDAQ: DHAC), today announces that the Company has extended the date by which the Company must consummate an initial business combination (the “Deadline Date”) for an additional three months from February 8, 2023 to May 8, 2023. The extension is the first of three additional three-month extensions permitted under the Company’s governing documents and provides the Company with additional time to complete its initial business combination.

About Digital Health Acquisition Corp.

About VSee Labs, Inc

About iDoc Virtual Telehealth Solutions, Inc.

Digital Health Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

VSee Labs, Inc. is no-code or low-code SAAS platform that enables clinicians and enterprises to create their telehealth workflows without programming. VSee’s system encapsulates more than 500 man-years of development to allow a telehealth mobile app to be created or a telehealth system to be integrated into existing hospital operations in days.

iDoc Virtual Telehealth Solutions, Inc. is an acute care organization, set of integrated telehealth technologies, and team of neurointensivists, neurologists, and nurses that treat and coordinate care for acutely ill patients 24/7 in the Neurointensive Care Unit (NICU) and ICU for stroke, brain trauma, and a wide range of neurological conditions.

Digital Health, comprised of a team of industry professionals and leaders with deep insight and relationships in healthcare, software systems, mergers and acquisitions and related fields. Digital Health was formed as a special purpose acquisition company that raised $115 million in an initial public offering in November 2021, intending to utilize the proceeds for acquiring scalable businesses in healthcare.

More information can be found at www.digitalhealthacquisition.com, www.VSee.com and www.iDocvms.com.

Forward-Looking Statements

This press release contains, and certain oral statements made by representatives of Digital Health, VSee and iDoc and their respective affiliates, from time to time may contain, “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Digital Health’s, VSee’s and iDoc’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “might” and “continues,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Digital Health’s, VSee’s and iDoc’s expectations with respect to future performance and anticipated financial impacts of the Transactions contemplated by the Amended BCA, the satisfaction of the closing conditions to the Transactions and the timing of the completion of the Transactions. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside of the control of Digital Health or VSee and iDoc and are difficult to predict. Factors that may cause such differences include but are not limited to: (i) the inability of the parties to successfully or timely consummate the Transactions, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the post-Transactions company (the “Company”) or the expected benefits of the Transactions, if not obtained; (ii) the failure to realize the anticipated benefits of the Transactions; (iii) matters discovered by the parties as they complete their respective due diligence investigation of the other parties; (iv) the ability of Digital Health prior to the Transactions, and the Company following the Transactions, to maintain the listing of the Company’s shares on Nasdaq; (v) costs related to the Transactions; (vi) the lack of a third-party fairness opinion in determining whether or not to pursue the proposed Transactions; (vii) the failure to satisfy the conditions to the consummation of the Transactions, including the approval of the Amended BCA by the stockholders of Digital Health and the satisfaction of the minimum cash requirements of the Amended BCA following any redemptions by Digital’s public stockholders; (viii) the risk that the Transactions may not be completed by the stated deadline and the potential failure to obtain an extension of the stated deadline; (ix) the outcome of any legal proceedings that may be instituted against Digital Health, VSee or iDoc related to the Transactions; (x) the attraction and retention of qualified directors, officers, employees and key personnel of Digital and VSee and iDoc prior to the Transactions, and the Company following the Transactions; (xi) the ability of the Company to compete effectively in a highly competitive market; (xii) the ability to protect and enhance VSee and iDoc’s corporate reputation and brand; (xiii) the impact from future regulatory, judicial, and legislative changes in VSee and iDoc’s or the Company’s industry; (xiv) the uncertain effects of the COVID-19 pandemic and geopolitical developments; (xv) competition from larger technology companies that have greater resources, technology, relationships and/or expertise; (xvi) future financial performance of the Company following the Transactions, including the ability of future revenues to meet projected annual bookings; (xvii) the ability of the Company to forecast and maintain an adequate rate of revenue growth and appropriately plan its expenses; (xviii) the ability of the Company to generate sufficient revenue from each of its revenue streams; (xix) the ability of the Company’s patents and patent applications to protect the Company’s core technologies from competitors; (xx) the Company’s ability to manage a complex set of marketing relationships and realize projected revenues from subscriptions, advertisements; (xxi) product sales and/or services; (xxii) the Company’s ability to execute its business plans and strategy, including potential expansion into new geographic regions; and (xxiii) other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the SEC by Digital Health. The foregoing list of factors is not exclusive. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Digital Health, VSee and iDoc undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made except as required by law or applicable regulation.

Contacts

For investor inquiries about Digital Health, VSee, or iDoc please contact:

LHA Investor Relations

Tirth T. Patel

212-201-6614

tpatel@lhai.com